UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 16, 2008

MTS SYSTEMS CORPORATION

(Exact name of registrant as specified in its charter)

Minnesota	0-2382	41-0908057
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14000 Technology Drive Eden Prairie, Minnesota		55344
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (952) 937-4000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)

Election of Director.  Effective November 24, 2008, the Board of Directors of MTS Systems Corporation (the “Company”) elected Joe O’Donnell to serve as a director of the Company. Mr. O’Donnell is currently Chief Executive Officer of Inmar, Inc., a provider of technology-driven logistics and supply chain software solutions to retailers, wholesalers and manufacturers in the consumer goods and healthcare markets. Previously, Mr. O’Donnell was Chairman and Chief Executive Officer of Artesyn Technolgies, Inc., which designs, manufactures and sells electronic subsystems. Mr. O’Donnell has not been named to serve on any committees of the Board of Directors.

Departure of Director.  On September 16, 2008, Ricardo Artigas resigned from the Board of Directors of the Company. Mr. Artigas also resigned as a member of the Audit Committee and the Governance and Nominating Committee of the Board of Directors. Mr. Artigas resigned in connection with a change in his employment, and not as a result of any disagreements with the Company on any matter relating to the Company’s operations, policies or practices.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MTS SYSTEMS CORPORATION
(Registrant)

Date: September 22, 2008	By:	/s/ SUSAN E. KNIGHT
Susan E. Knight
Vice President and Chief Financial Officer